                                                                      EXHIBIT 12

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
               COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)


                                                                    AS RESTATED
                                                                     (NOTE 2)
                                                                  --------------
                                                                   THREE MONTHS
                                                                       ENDED
                                                                     MARCH 31,
                                                                  --------------
                                                                   2007     2006
                                                                  -----    -----


Net income....................................................    $   5    $   3
Add:
Interest expense..............................................       40       37
Portion of rentals representative of the interest factor......        3        3
Income tax expense and other taxes on income..................        2       --
Minority interest.............................................        2        1
                                                                  -----    -----
  Earnings as defined.........................................    $  52    $  44
                                                                  =====    =====
Interest expense..............................................    $  40    $  37
Interest capitalized..........................................        1        1
Portion of rentals representative of the interest factor......        3        3
                                                                  -----    -----
  Fixed charges as defined....................................    $  44    $  41
                                                                  =====    =====
Ratio of earnings to fixed charges............................     1.18     1.07
                                                                  =====    =====
